Exhibit 99.1

NEWS RELEASE

For Immediate Release

For more information, please contact:

Gregory L. Hamby EVP and CFO ghamby@gbt.com Phone: (678) 450-3473	W. Michael Banks Senior Vice President mbanks@gbt.com Phone: (678) 450-3480	P.O. Box 2760 Gainesville, GA 30503 Fax: (770) 531-7359

GB&T Bancshares Announces Share Repurchase Program

GAINESVILLE, Ga., Jan. 30, 2006 (PRIMEZONE) — GB&T Bancshares, Inc. (Nasdaq NM:GBTB-News), a multi-bank holding company with six community banks in markets surrounding Atlanta, Georgia, today announced that the Company’s Board of Directors has approved the repurchase of up to approximately 2% of the Company’s outstanding common stock, no par value per share (“Common Stock”).  SunTrust Robinson Humphrey will purchase from time to time, on behalf of the Company, on a best-efforts basis, up to 260,000 shares of the Common Stock in open-market transactions.

The purchases will be accomplished in accordance with the volume and timing guidelines of Rule 10b-18 of the Exchange Act applicable to the Company and Rule 10b5-1 of the Exchange Act.  Therefore, due to the pendency of the recently-announced proposed merger between the Company and Mountain Bancshares, Inc., repurchases of Common Stock under the Repurchase Agreement will not commence until the shareholders of Mountain Bancshares approve the proposed merger at a special shareholders’ meeting expected to occur in the second quarter of 2006.

About GB&T Bancshares, Inc.

Based in Gainesville, Georgia, GB&T Bancshares, Inc. is a multi-bank holding company operating six community banks: Gainesville Bank & Trust, United Bank & Trust, Community Trust Bank, HomeTown Bank of Villa Rica, First National Bank of the South and First National Bank of Gwinnett.  As of December 31, 2005, GB&T Bancshares had assets of $1.6 billion, with 26 branches located in high-growth Georgia markets. GB&T Bancshares’ common stock is listed on the Nasdaq National Market under the symbol “GBTB.” Visit the Company’s website, http:www.gbt.com for additional information about GB&T.

Forward-Looking Statements

Some of the statements in this press release, including, without limitation, statements regarding our proposed acquisitions, projected growth in the counties in which we operate, our efficiency, loan loss reserves, net interest margin, revenue growth and other statements regarding our future results of operations are “forward-looking statements” within the meaning of the federal securities laws. In addition, when we use words like “anticipate”, “believe”, “intend”, “expect”, “estimate”, “could”, “should”, “will”, and similar expressions, you should consider them as identifying forward-looking statements, although we may use other phrasing. These forward-looking statements involve risks and uncertainties and are based on our current beliefs and assumptions. Factors that may cause actual results to differ materially from those expressed or implied by such forward-looking statements include, among others, the following possibilities: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) changes in the interest rate environment may reduce margins or the volumes or values of loans held or made by us; (3) general economic conditions may be less favorable than expected (both generally and in our markets), resulting in, among other things, a deterioration in credit quality and/or a reduction in demand for credit; (4) economic, governmental or other factors may prevent the projected population and commercial growth in the counties in which we operate; (5) we may be unable to obtain required shareholder or regulatory approval for our proposed acquisitions, (6) legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which we are engaged; (7) costs or difficulties related to the integration of our businesses may be greater than expected; (8) deposit attrition, customer loss or revenue loss following the acquisitions may be greater than expected; (9) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than us; and (10) adverse changes may occur in the equity markets. Many of these factors are beyond our ability to control or predict, and readers are cautioned not to put undue reliance on such forward-looking statements. We disclaim any obligation to update or revise any forward-looking statements contained in this release.

GB&T will be filing a registration statement on Form S-4 and other documents with the Securities and Exchange Commission (“SEC”). The registration statement will contain a prospectus of GB&T relating to the common stock to be issued in the acquisition of Mountain Bancshares and a proxy statement of Mountain Bancshares relating to the acquisition. Investors and shareholders are urged to read the proxy statement/prospectus and any other relevant documents filed with the SEC when they become available because they will contain important information. Investors and shareholders will be able to receive the proxy statement/prospectus and other documents filed by GB&T free of charge at the SEC’s web site, http:www.sec.gov or from GB&T Bancshares, Inc. at 500 Jesse Jewell Parkway, S.E., Gainesville, Georgia 30501.

GB&T Bancshares, Mountain Bancshares and their directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the merger. Information about such directors and executive officers and their ownership of GB&T Bancshares and FNBG Bancshares common stock will be set forth in the proxy statement/prospectus. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement/prospectus. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement/prospectus when it becomes available.

Source: GB&T Bancshares, Inc.

Contact: Gregory L. Hamby, EVP and CFO, +1-678-450-3473, ghamby@gbt.com, or W. Michael Banks, Senior Vice President,
+1-678-450-3480, mbanks@gbt.com, both of GB&T Bancshares, Inc.